UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported)	April 18, 2010

THE PROCTER & GAMBLE COMPANY
(Exact name of registrant as specified in its charter)
Ohio	1-434	31-0411980
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Procter & Gamble Plaza, Cincinnati, Ohio	45202
(Address of principal executive offices)	Zip Code

(513) 983-1100
(Registrant's telephone number, including area code)

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGES IN FISCAL YEAR.

On April 18, 2010, the Board of Directors of The Procter & Gamble Company (the “Company”) approved and adopted a series of amendments to the Company’s Code of Regulations (the “Regulations”) effective immediately. The Board approved these amendments pursuant to authority granted by shareholders at the Annual Meeting of Shareholders held on October 13, 2009.

Advance Notice Provision
The Board amended Article II, Section 8 of the Regulations to add an advance notice provision. Pursuant to this amendment, if a shareholder wishes to present either (1) a proposal relating to director nominations or (2) a proposal relating to a matter other than director nominations, other than a proposal offered pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, the shareholder must comply with the procedures contained in Article II, Section 8 of the amended Regulations.  These procedures include timely notice to the Company Secretary of such proposal, specific requirements as to the form of notice and content of the proposal, and detailed disclosures regarding the shareholder’s ownership and voting interests in Company securities as well as descriptions of all agreements, arrangements and understandings between the proposing shareholder and other shareholders.

For a notice to be timely with respect to shareholder nominations of directors, a proposal must be received by the Company Secretary no later than 140 days prior to the one year anniversary of the preceding year’s annual meeting and no earlier than 240 days prior to that date.

For a notice to be timely with respect to any other business, a proposal must be received by the Company Secretary no later than 90 days prior to the one year anniversary of the preceding year’s annual meeting and no earlier than 240 days prior to that date.

The advance notice provision sets different deadlines if an annual meeting is scheduled for more than 30 days before or more than 60 days after the one year anniversary date of the previous year’s annual meeting.  The amended Regulations also establish procedures for special meetings of shareholders.

Indemnification Provision
The Board amended Article III, Section 8 to address Company indemnification of all employees. In addition, the Board revised the standards for Company indemnification to be more consistent with Ohio General Corporation Law.

Administrative / Ministerial Provisions
The Board approved and adopted amendments to a number of other provisions to update and modernize the Regulations, including:

•	Article I – Eliminated reference to Company seal

•
Article II – Authorized “virtual” shareholder meetings, and enhanced flexibility for setting the date for the annual meeting, providing notice to shareholders and establishing the order of business for meetings

•	Article III – Increased flexibility for setting and providing notice for regular Board meetings

•	Article IV – Updated officer titles and procedures for officer elections, terms and removals

•	Article V – Updated officer titles and duties

The foregoing descriptions of the Regulations are qualified in their entirety by reference to the actual Code of Regulations of The Procter & Gamble Company, which is filed as Exhibit 3.ii to this Form 8-K and is hereby incorporate by reference.

The Company is filing this 8-K pursuant to Item 5.03, "Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year."

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROCTER & GAMBLE COMPANY

BY:	/s/E.J. Wunsch
E.J. Wunsch
Assistant Secretary
April 22, 2010

EXHIBIT(S)

3.ii    Regulations of The Procter & Gamble Company